STATUTORY DURABLE POWER OF ATTORNEY
NOTICE:  THE POWERS GRANTED BY THIS DOCUMENT ARE BROAD AND SWEEPING. THEY ARE EXPLAINED IN THE DURABLE POWER OF ATTORNEY ACT, SUBTITLE P, TITLE 2, ESTATES CODE.  IF YOU HAVE ANY QUESTIONS ABOUT THESE POWERS, OBTAIN COMPETENT LEGAL ADVICE.  THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL AND OTHER HEALTH-CARE DECISIONS FOR YOU.  YOU MAY REVOKE THIS POWER OF ATTORNEY IF YOU LATER WISH TO DO SO.
You should select someone you trust to serve as your agent (attorney in fact).  Unless you specify otherwise, generally the agent's (attorney in fact's) authority will continue until:
(1)  you die or revoke the power of attorney;
(2)  your agent (attorney in fact) resigns or is unable to act for you; or
(3)  a guardian is appointed for your estate.
I, Robert L. Moody, residing at 5 Colony Park Dr., Galveston, TX 77551, appoint Moody National Bank, located at 2302 Post Office Galveston, TX 77550, as my agent (attorney in fact) to act for me in any lawful way with respect to all of the following powers that I have initialed below.
TO GRANT ALL OF THE FOLLOWING POWERS, INITIAL THE LINE IN FRONT OF (N) AND IGNORE THE LINES IN FRONT OF THE OTHER POWERS LISTED IN (A) THROUGH (M).
TO GRANT A POWER, YOU MUST INITIAL THE LINE IN FRONT OF THE POWER YOU ARE GRANTING.
TO WITHHOLD A POWER, DO NOT INITIAL THE LINE IN FRONT OF THE POWER.  YOU MAY, BUT DO NOT NEED TO, CROSS OUT EACH POWER WITHHELD.
____ (A)	Real property transactions;
____ (B)	Tangible personal property transactions;
____ (C)	Stock and bond transactions;
____ (D)	Commodity and option transactions;
____ (E)	Banking and other financial institution transactions;
____ (F)	Business operating transactions;
____ (G)	Insurance and annuity transactions;
____ (H)	Estate, trust, and other beneficiary transactions;
____ (I)	Claims and litigation;
____ (J)	Personal and family maintenance;
____ (K)	Benefits from social security, Medicare, Medicaid, or other governmental programs or civil or military service;
____ (L)	Retirement plan transactions;
____ (M)	Tax matters;
RLM (N)	ALL OF THE POWERS LISTED IN (A) THROUGH (M). YOU DO NOT HAVE TO INITIAL THE LINE IN FRONT OF ANY OTHER POWER IF YOU INITIAL LINE (N).

If Line (N) is initialed, this document shall be construed and interpreted as a general power of attorney and my agent (attorney-in-fact) shall have the power and authority to perform or undertake any action I could perform or undertake if I were personally present.

SPECIAL INSTRUCTIONS:
Special instructions applicable to gifts:
My agent (attorney in fact) shall not have the power to make gifts.
ON THE FOLLOWING LINES YOU MAY GIVE SPECIAL INSTRUCTIONS LIMITING OR EXTENDING THE POWERS GRANTED TO YOUR AGENT.
My agent shall be entitled to reasonable compensation from my property for services rendered as agent, not to exceed the fees charged by corporate fiduciaries for trust services in the area in which I live or the amount approved by me if I then have capacity.  In addition, my agent shall be entitled to be reimbursed from my property for reasonable expenses incurred by my agent in the course of performing his or her duties under this power of attorney, subject to my approval if I then have capacity.
Although this instrument contains modifications of the statutory durable power of attorney form found in Tex. Est. Code § 752.051, I intend for it to be a "statutory durable power of attorney" as provided in that section and to be construed as a "statutory durable power of attorney."
UNLESS YOU DIRECT OTHERWISE ABOVE, THIS POWER OF ATTORNEY IS EFFECTIVE IMMEDIATELY AND WILL CONTINUE UNTIL IT IS REVOKED.
CHOOSE ONE OF THE FOLLOWING ALTERNATIVES BY CROSSING OUT THE ALTERNATIVE NOT CHOSEN:
(A)            This power of attorney is not affected by my subsequent disability or incapacity.
(B)            This power of attorney becomes effective upon my disability or incapacity.
YOU SHOULD CHOOSE ALTERNATIVE (A) IF THIS POWER OF ATTORNEY IS TO BECOME EFFECTIVE ON THE DATE IT IS EXECUTED.
IF NEITHER (A) NOR (B) IS CROSSED OUT, IT WILL BE ASSUMED THAT YOU CHOSE ALTERNATIVE (A).
If Alternative (B) is chosen and a definition of my disability or incapacity is not contained in this power of attorney, I shall be considered disabled or incapacitated for purposes of this power of attorney if a physician certifies in writing at a date later than the date this power of attorney is executed that, based on the physician's medical examination of me, I am mentally incapable of managing my financial affairs.  I authorize the physician who examines me for this purpose to disclose my physical or mental condition to another person for purposes of this power of attorney.  A third party who accepts this power of attorney is fully protected from any action taken under this power of attorney that is based on the determination made by a physician of my disability or incapacity.

REVOCATION:
I hereby revoke all previous powers of attorney previously executed by me to be effective under the Texas Durable Power of Attorney Act, (Subtitle P, Title 2, Texas Estates Code) or any of its predecessor statutes, Tex. Prob. Code Ann. §§ 481-506, or Tex. Prob. Code Ann. § 36A.  However, I do not revoke other agency-type arrangements not governed by either of these statutes, including but not limited to durable powers of attorney for health care, medical powers of attorney, directives to physicians, directives to physicians and family or surrogates, and multi-party account agreements at financial institutions.
I agree that any third party who receives a copy of this document may act under it.  Revocation of the durable power of attorney is not effective as to a third party until the third party receives actual notice of the revocation.  I agree to indemnify the third party for any claims that arise against the third party because of reliance on this power of attorney.
If any agent named by me dies, becomes legally disabled, resigns, or refuses to act, I name the following (each to act alone and successively, in the order named) as successor(s) to that agent:  no successor(s) shall be appointed to act successively to Moody National Bank for any reason.
Signed this 26th day of November, 2014.
/s/ Robert L. Moody
___________________________
 Robert L. Moody

IMPORTANT INFORMATION FOR AGENT (ATTORNEY IN FACT)

Agent's Duties

When you accept the authority granted under this power of attorney, you establish a "fiduciary" relationship with the principal.  This is a special legal relationship that imposes on you legal duties that continue until you resign or the power of attorney is terminated or revoked by the principal or by operation of law.  A fiduciary duty generally includes the duty to:

(1)	act in good faith;
(2)	do nothing beyond the authority granted in this power of attorney;
(3)	act loyally for the principal's benefit;
(4)	avoid conflicts that would impair your ability to act in the principal's best interest; and
(5)	disclose your identity as an agent or attorney in fact when you act for the principal by writing or printing the name of the principal and signing your own name as "agent" or "attorney in fact" in the following manner:
(Principal's Name) by (Your Signature) as Agent (or as Attorney in Fact)

In addition, the Durable Power of Attorney Act (Subtitle P, Title 2, Estates Code) requires you to:

(1)	maintain records of each action taken or decision made on behalf of the principal;
(2)	maintain all records until delivered to the principal, released by the principal, or discharged by a court; and
(3)	if requested by the principal, provide an accounting to the principal that, unless otherwise directed by the principal or otherwise provided in the Special Instructions, must include:
(A)	the property belonging to the principal that has come to your knowledge or into your possession;
(B)	each action taken or decision made by you as agent or attorney in fact;
(C)	a complete account of receipts, disbursements, and other actions of you as agent or attorney in fact that includes the source and nature of each receipt, disbursement, or action, with receipts of principal and income shown separately;
(D)	a listing of all property over which you have exercised control that includes an adequate description of each asset and the asset's current value, if known to you;
(E)	the cash balance on hand and the name and location of the depository at which the cash balance is kept;
(F)	each known liability;
(G)	any other information and facts known to you as necessary for a full and definite understanding of the exact condition of the property belonging to the principal; and
(H)	all documentation regarding the principal's property.

Termination of Agent's Authority

You must stop acting on behalf of the principal if you learn of any event that terminates this power of attorney or your authority under this power of attorney.  An event that terminates this power of attorney or your authority to act under this power of attorney includes:

(1)	the principal's death;
(2)	the principal's revocation of this power of attorney or your authority;
(3)	the occurrence of a termination event stated in this power of attorney;
(4)	if you are married to the principal, the dissolution of your marriage by court decree of divorce or annulment;
(5)	the appointment and qualification of a permanent guardian of the principal's estate; or
(6)	if ordered by a court, the suspension of this power of attorney on the appointment and qualification of a temporary guardian until the date the term of the temporary guardian expires.

Liability of Agent

The authority granted to you under this power of attorney is specified in the Durable Power of Attorney Act (Subtitle P, Title 2, Estates Code).  If you violate the Durable Power of Attorney Act or act beyond the authority granted, you may be liable for any damages caused by the violation or subject to prosecution for misapplication of property by a fiduciary under Chapter 32 of the Texas Penal Code.

THE ATTORNEY IN FACT OR AGENT, BY ACCEPTING OR ACTING UNDER THE APPOINTMENT, ASSUMES THE FIDUCIARY AND OTHER LEGAL RESPONSIBILITIES OF AN AGENT.